UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 04, 2025

Pursuit Attractions and Hospitality, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 17th Street Suite 1400
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.50 Par Value	PRSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, the Board of Directors (the “Board”) of Pursuit Attractions and Hospitality, Inc. (the “Company”) approved and adopted the Pursuit Attractions and Hospitality, Inc. Executive Severance Plan (the “Severance Plan”), pursuant to which certain of the Company’s executive officers will be eligible to receive certain severance and/or change in control benefits, and which supersedes and replaces all prior executive severance plans and policies maintained by the Company. David Barry, the Company’s President and Chief Executive Officer, has been designated a Tier 1 Covered Employee under the Severance Plan, and Michael “Bo” Heitz, the Company’s Chief Financial Officer, has been designated a Tier 2 Covered Employee under the Severance Plan, along with certain members of the Company’s leadership team.

The Company and Mr. Barry entered into a participation agreement under the Severance Plan (the “Barry Participation Agreement”), which, together with the Severance Plan, supersedes the Amended and Restated Severance Agreement, entered into as of October 20, 2024, by and between the Company and Mr. Barry. As a Tier 1 Covered Employee, if the Company terminates Mr. Barry’s employment without “cause” or if Mr. Barry resigns for “good reason” (each as defined in the Severance Plan or in the Barry Participation Agreement) (a “Qualifying Termination”), under the Severance Plan, Mr. Barry will be entitled to receive (i) cash severance in a lump sum equal to 24 months of his then-current base salary, (ii) a prorated annual bonus based on actual performance for the calendar year in which such Qualifying Termination occurs, and (iii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA (or an equivalent amount) for up to 24 months. In the event of a Qualifying Termination that occurs within the three-month period prior to, or the 12-month period following, a “change in control” (as defined in the Severance Plan) (the “Change in Control Period”), Mr. Barry would be entitled to receive the above benefits under the Severance Plan but in lieu of (ii), would receive a cash payment equal to two times his target annual bonus for the calendar year in which such Qualifying Termination occurs. In addition, if Mr. Barry’s employment terminates due to his death or “disability” (as defined in the Severance Plan), he or his estate or beneficiaries will receive the benefits set forth above for a Qualifying Termination outside of the Change in Control Period, subject to the release requirement noted below.

As a Tier 2 Covered Employee, if Mr. Heitz experiences a Qualifying Termination, under the Severance Plan, Mr. Heitz will be entitled to receive (i) cash severance, in the form of salary continuation payments, equal to 12 months of his then-current base salary, (ii) a prorated annual bonus based on actual performance for the calendar year in which such Qualifying Termination occurs, and (iii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA (or an equivalent amount) for up to 12 months. In the event of a Qualifying Termination that occurs within the Change in Control Period, Mr. Heitz would instead be entitled to receive (i) cash severance in a lump sum equal to 18 months of his then-current base salary, (ii) a cash payment equal to 100% of his target annual bonus for the calendar year in which such Qualifying Termination occurs, and (iii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA (or an equivalent amount) for up to 18 months. Mr. Heitz and the Company entered into a standard participation agreement under the Severance Plan in substantially the form attached thereto as Exhibit A.

The receipt of all benefits under the Severance Plan is subject to the applicable executive’s execution and non-revocation of a release of claims in favor of the Company.

The foregoing descriptions of the Severance Plan and the Barry Participation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Severance Plan and the Barry Participation Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2025, the Board approved and adopted amended and restated bylaws (the “Restated Bylaws”) of the Company, effective immediately. Among other things, the amendments effected by the Restated Bylaws:

(1)
provide that the Board will determine the date and time of each annual meeting, in lieu of a fixed date;
(2)
provide that the Board may determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication;
(3)
provide that the number of nominees a stockholder may nominate for election at an annual or special meeting shall not exceed the number of directors to be elected at such meeting;
(4)
update procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of certain stockholder proposals made in connection with annual and special meetings of stockholders, including addressing matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”), such as providing the Company a remedy if a stockholder fails to satisfy certain requirements under the Universal Proxy Rules and requiring stockholders who intend to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of certain requirements under the Universal Proxy Rules at least five business days before the applicable meeting;

(5)
provide that for all matters other than the election of directors, if a different or minimum vote is required by the Certificate of Incorporation, the Restated Bylaws or the rules or regulations of any applicable stock change, such different or minimum vote shall apply;
(6)
provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for certain specified actions, including, among others, derivative actions, suits or proceedings brought on behalf of the Company or actions, suits or proceedings asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or stockholders, or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware;
(7)
provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; and
(8)
make various other clarifying, administrative, conforming, ministerial, modernizing and related revisions.

The foregoing description of the changes contained in the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Pursuit Attractions and Hospitality, Inc., dated as of December 4, 2025
10.1	Pursuit Attractions and Hospitality, Inc. Executive Severance Plan and Form of Participation Agreement
10.2	Participation Agreement, dated December 9, 2025, between Pursuit Attractions and Hospitality, Inc. and David Barry
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuit Attractions and Hospitality, Inc.
(Registrant)

Date:	December 10, 2025	By:	/s/ Michael L. Bosco
Michael L. Bosco

		Title:	Chief Accounting Officer